UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 10, 2009

FIRST MARINER BANCORP

(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Portions of this report contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Readers of this report should be aware of the speculative nature of “forward-looking statements.”  Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions, are based on current expectations, estimates and projections of First Mariner Bancorp (the “Company”), and they are not guarantees of future performance.  Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties.  Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company’s business or operations.  These and other risks are discussed in detail in the periodic reports that the Company files with the Securities and Exchange Commission (the “SEC”).  Except as required by applicable laws, the Company does not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On December 14, 2009, First Mariner Bancorp (the “Company”) consummated the sale of its equity interests in Mariner Finance, LLC (“Mariner Finance”), a consumer finance company and licensed insurance agency, to MF Raven Holdings, Inc., a newly formed Delaware corporation (“JV Corp”).  The disposition was consummated pursuant to a certain Contribution and Joint Venture Agreement, dated as of October 7, 2009 (the “Contribution Agreement”), by and among the Company, Mariner Finance, JV Corp and MF Holdco, LLC, a Delaware limited liability company sponsored by Milestone Partners, a private equity firm located in St. Davids, Pennsylvania.  At the closing, the Company exchanged its equity interests in Mariner Finance for 50 shares of common stock of JV Corp, valued at $675,000, and approximately $10.02 million in cash (the “Cash Consideration”), of which cash $1.05 million will be held in escrow for up to 18 months to cover any indemnification obligations that the Company may have under the Contribution Agreement.  The amount of the Cash Consideration is subject to possible adjustment based on the net assets of Mariner Finance at the time of the closing, which should be determined within 90 days of the closing.  Details of the material terms of the Contribution Agreement and the transactions contemplated thereby were provided in a Current Report on Form 8-K filed by the Company with the SEC on October 13, 2009.

A copy of the Company’s press release dated December 15, 2009 announcing the closing is filed herewith as Exhibit 99.1

Item 3.01.               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2009, the Company received a letter from The NASDAQ Stock Market providing notice that, for 30 consecutive business days, the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5 million as required for continued inclusion on The Nasdaq Global Market by Listing Rule 5450(b)(1)(c). For NASDAQ purposes, MVPHS is the market value of the Company’s publicly held shares, which is calculated by subtracting all shares held by officers, directors or beneficial owners of 10% or more of the total shares outstanding.  This notification has no effect on the listing of the Company’s securities at this time.

NASDAQ has provided the Company 90 calendar days, or until March 10, 2009, to regain compliance with Listing Rule 5450(b)(1)(c). If, at any time before March 10, 2009, the MVPHS is at least $5 million for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with Listing Rule 5450(b)(1)(c) and the Company’s shares will continue to trade on The Nasdaq Global Market.  If the Company does not regain compliance by March 10, 2009, the NASDAQ Staff will provide written notification that the Company’s securities will be delisted.  At that time, the Company may appeal the delisting determination to a Listings Qualifications Panel.  As of the date of this release, the Company’s MVPHS was approximately $5.2 million.

Also on December 10, 2009, the Company received a letter from The NASDAQ Stock Market providing notice that, for 30 consecutive business days, the Company’s common stock had not maintained a minimum bid price of $1.00 per share as required for continued inclusion on The Nasdaq Global Market by Listing Rule 5450(a)(1). This notification has no effect on the listing of the Company’s securities at this time.

NASDAQ has provided the Company 180 calendar days, or until June 8, 2010, to regain compliance with Listing Rule 5450(a)(1). If, at any time before June 8, 2010, the bid price of the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with Listing Rule 5450(a)(1) and the Company’s shares will continue to trade on The Nasdaq Global Market. If the Company does not regain compliance by June 8, 2010, the NASDAQ Staff will provide written notification that the Company’s securities will be delisted.  Alternatively, if the Company does not meet the minimum bid requirement by June 8, 2010 but would otherwise meet all NASDAQ Capital Market initial inclusion requirements except bid price, the Company could apply to be listed on the NASDAQ Capital Market and the Company would have 180 additional days to regain compliance with the $1.00 minimum bid price requirement, which the Company would regain if the bid price of the Company’s common stock closes at $1.00 per share or higher for a minimum of 10 consecutive business days.  If the Company does not regain compliance with the minimum closing bid price requirement during this second 180-day compliance period, NASDAQ will provide written notice that the Company’s securities will be delisted from the NASDAQ Capital Market. At such time, the Company would be entitled to appeal the delisting determination to a NASDAQ Listing Qualifications Panel.

On December 15, 2009, the Company issued a press release announcing its receipt of the NASDAQ notifications. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: December 16, 2009	By:	/s/ Mark A. Keidel
Mark A. Keidel
President/Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Contribution and Joint Venture Agreement, dated as of October 7, 2009, by and among First Mariner Bancorp, Mariner Finance, LLC, MF Raven Holdings, Inc. and MF Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 13, 2009))

99.1	Press release dated December 15, 2009 (filed herewith)